                                 EXHIBIT 23.2

                          ASCEND COMMUNICATIONS, INC.

                      CONSENT OF INDEPENDENT ACCOUNTANTS



   We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-82550, 33-94886, 333-00442, 333-03686, 333-10879, 333-
15697, and 333-30823) and in the registration statements on Form S-3 (File Nos. 333-13377, 333-11091, 333-21751 and 333-32781) and in the related prospectuses of Ascend Communications, Inc. and in the registration statements on Form S-8 (File Nos. 33-93152, 333-06417 and 333-20659) and in the related prospectuses of Cascade Communications Corp. of our report dated January 22, 1997, except for note M as to which the date is March 30, 1997, on our audits of the consolidated financial statements and our report dated January 22, 1997 on our audits of the consolidated financial statement schedule of Cascade Communications Corp. as of December 31 1996 and 1995, and for the years then ended, which reports are included in this Annual Report on Form 10-K.



                                                        COOPERS & LYBRAND L.L.P.



Boston Massachusetts
March 31, 1998